EXHIBIT 99.1

For Immediate Release:	April 20, 2023

HOMB’s Balance Sheet Continues to Weather the Storm
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Highlights of the First Quarter of 2023:

Metric	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Net income	$103.0 million	$115.7 million	$108.7 million	$16.0 million	$64.9 million
Total revenue (net)	$248.8 million	$272.3 million	$256.3 million	$243.3 million	$161.8 million
Income before income taxes	$132.9 million	$148.4 million	$142.0 million	$19.3 million	$84.9 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$134.1 million	$153.4 million	$142.0 million	$77.9 million	$84.9 million
Pre-tax net income to total revenue (net)	53.43%	54.50%	55.39%	7.92%	52.48%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	53.91%	56.34%	55.39%	32.00%	52.48%
ROA	1.84%	1.98%	1.81%	0.26%	1.43%
NIM	4.37%	4.21%	4.05%	3.64%	3.21%
Purchase accounting accretion	$3.2 million	$3.5 million	$4.6 million	$5.2 million	$3.1 million
ROE	11.70%	13.29%	12.25%	1.78%	9.58%
ROTCE (non-GAAP)(1)	19.75%	22.96%	20.93%	2.96%	15.03%
Diluted earnings per share	$0.51	$0.57	$0.53	$0.08	$0.40
Non-performing assets to total assets	0.33%	0.27%	0.27%	0.25%	0.25%
Common equity tier 1 capital	13.2%	12.9%	13.0%	12.8%	14.9%
Leverage	11.4%	10.9%	10.4%	9.8%	10.8%
Tier 1 capital	13.2%	12.9%	13.0%	12.9%	15.5%
Total risk-based capital	16.8%	16.5%	16.7%	16.6%	21.6%
Allowance for credit losses to total loans	2.00%	2.01%	2.09%	2.11%	2.34%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“The strength of Home BancShares’ liquidity and availability provides more than 100% coverage for all uninsured and uncollateralized depositors as of March 31, 2023,” stated John Allison, Chairman and CEO of HOMB. “The strong liquidity of HOMB would have allowed HOMB to pay all uninsured and uncollateralized deposits in excess of the FDIC limits of $250,000 and still have $1.7 billion remaining,” Allison continued.
“We are very proud of the fortress balance sheet we have built at Home BancShares. Home BancShares with its wholly-owned subsidiary Centennial Bank is one of the strongest financial institutions in America. There are only a handful of banks in the country that can make that statement. Our strength and liquidity have put HOMB in an enviable position,” Allison added.
“As the banking environment continues to be volatile, our ability to pay uninsured and uncollateralized deposits at Centennial Bank and deliver strong earnings for our shareholders is nothing less than remarkable,” said Tracy French, President and CEO of Centennial Bank.

Liquidity and Funding Sources

At March 31, 2023, the Company held $2.74 billion in net available internal liquidity. This balance consisted of $2.15 billion in unpledged investment securities which could be used for additional secured borrowing capacity, $407.2 million in cash with the Federal Reserve Bank (FRB) and $185.9 million in other liquid cash accounts.
Consistent with the Company’s practice of maintaining access to significant external liquidity, the Company had $4.18 billion in net available external liquidity as of March 31, 2023. This included $5.20 billion in available liquidity with the Federal Home Loan Bank (FHLB), of which $1.80 billion has been drawn upon in the ordinary course of business, resulting in $3.40 billion in net available liquidity with the FHLB as of March 31, 2023. The $1.80 billion consisted of $650.0 million in outstanding FHLB advances and $1.15 billion used for pledging purposes. The Company also had access to approximately $677.7 million in liquidity with the FRB as of March 31, 2023. This consisted of $71.8 million available from the Discount Window and $605.9 million available through the Bank Term Funding Program (BTFP). As of March 31, 2023, the Company also had access to $55.0 million from First National Bankers’ Bank (FNBB), and $45.0 million from other various external sources.
Overall, the Company had $6.92 billion net available liquidity as of March 31, 2023, which consisted of $2.74 billion of net available internal liquidity and $4.18 billion in net available external liquidity. Details on the Company’s available liquidity as of March 31, 2023 is available below.

(in thousands)	Total Available	Amount Used	Net Availability
Internal Sources
Unpledged investment securities (market value)	$2,150,186	$—	$2,150,186
Cash at FRB	407,210	—	407,210
Other liquid cash accounts	185,943	—	185,943
Total Internal Liquidity	2,743,339	—	2,743,339
External Sources
FHLB	5,201,603	1,798,490	3,403,113
FRB Discount Window	71,755	—	71,755
BTFP (par value)	605,896	—	605,896
FNBB	55,000	—	55,000
Other	45,000	—	45,000
Total External Liquidity	5,979,254	1,798,490	4,180,764
Total Available Liquidity	$8,722,593	$1,798,490	$6,924,103

The Company has continued to limit its exposure to uninsured deposits and has been actively monitoring this in light of the current banking environment. As of March 31, 2023, the Company held approximately $7.89 billion in uninsured deposits of which $2.68 billion were collateralized deposits, for a net position of $5.21 billion. This represents approximately 29.9% of total deposits. In addition, net available liquidity exceeded uninsured and uncollateralized deposits by $1.71 billion.

(in thousands)	As of March 31, 2023
Uninsured Deposits	$7,892,121
Collateralized Deposits	2,683,804
Net Uninsured Position	$5,208,317

Total Available Liquidity	$6,924,103
Net Uninsured Position	5,208,317
Net Available Liquidity in Excess of Uninsured Deposits	$1,715,786
In the event the Company’s $5.21 billion net position of uninsured deposits had been called by depositors during the first quarter of 2023, the Company estimates that interest expense would have increased by approximately $64.2 million for the period ended March 31, 2023, assuming the event occurred on January 1, 2023. The outflow of deposits could have been funded through available sources of liquidity. In this event, the Company estimates that it would still have achieved return on average assets (ROA) of 1.21% for the period ended March 31, 2023.
Subsequent to the end of the quarter, the Company made the decision to pledge additional investment securities with a market value of $761.5 million in order to increase the Company’s BTFP borrowing capacity by $825.5 million, which represents the par value of the pledged investment securities. This increased the net available liquidity exceeding uninsured deposits by $64.0 million.

Operating Highlights
Net income for the three-month period ended March 31, 2023 was $103.0 million, or $0.51 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), was $108.9 million(1), or $0.54 per share(1) for the three months ended March 31, 2023.
Our net interest margin was 4.37% for the three-month period ended March 31, 2023, compared to 4.21% for the three-month period ended December 31, 2022. The yield on loans was 6.64% and 6.23% for the three months ended March 31, 2023 and December 31, 2022, respectively, as average loans increased from $14.11 billion to $14.47 billion. Additionally, the rate on interest bearing deposits increased to 1.90% as of March 31, 2023, from 1.45% as of December 31, 2022, while average interest-bearing balances decreased from $12.85 billion to $12.65 billion.
During the first quarter of 2023, there was $2.1 million of event interest income compared to event interest income of $871,000 for the fourth quarter of 2022.
Purchase accounting accretion on acquired loans was $3.2 million and $3.5 million and average purchase accounting loan discounts were $35.5 million and $38.6 million for the three-month periods ended March 31, 2023 and December 31, 2022, respectively.

Net interest income on a fully taxable equivalent basis was $216.2 million for the three-month period ended March 31, 2023, and $217.7 million for the three-month period ended December 31, 2022. This reduction in net interest income for the three-month period ended March 31, 2023, was the result of a $13.1 million increase in interest expense, partially offset by an $11.7 million increase in interest income. The $13.1 million increase in interest expense was due to a $12.1 million increase in interest expense on deposits and an $802,000 increase in interest expense on FHLB borrowed funds. The increase in interest expense on deposits and FHLB borrowed funds is a result of the rising interest rate environment. The $11.7 million increase in interest income was primarily the result of a $15.6 million increase in loan interest income and a $1.5 million increase in investment income, partially offset by a $5.4 million decrease in income from interest-bearing balances due from banks. The increase in interest income is a result of the rising interest rate environment as well as an increase in average loan balances during the quarter.
The Company reported $34.2 million of non-interest income for the first quarter of 2023. The most important components of first quarter non-interest income were $11.9 million from other income, $11.9 million from other service charges and fees, $9.8 million from service charges on deposit accounts, $4.9 million from trust fees, $2.8 million from dividends from FHLB, FRB, FNBB and other, $2.6 million in mortgage lending income and a $1.1 million increase in cash value of life insurance, partially offset by an $11.4 million fair value adjustment for marketable securities. The $11.9 million in other income includes $3.5 million in recoveries on historic losses.
Non-interest expense for the first quarter of 2023 was $114.6 million. The most important components of non-interest expense were $64.5 million from salaries and employee benefits, $26.2 million in other operating expense, $15.0 million in occupancy and equipment expenses and $9.0 million in data processing expenses. For the first quarter of 2023, our efficiency ratio was 44.80%; and our efficiency ratio, as adjusted (non-GAAP), was 43.42%(1).

Financial Condition
Total loans receivable were $14.39 billion at March 31, 2023, compared to $14.41 billion at December 31, 2022. Total deposits were $17.45 billion at March 31, 2023, compared to $17.94 billion at December 31, 2022. Total assets were $22.52 billion at March 31, 2023, compared to $22.88 billion at December 31, 2022.
During the first quarter of 2023, the Company experienced approximately $22.8 million in loan decline. Centennial CFG experienced $94.6 million of organic loan decline and had loans of $2.18 billion at March 31, 2023. Our remaining footprint experienced $73.9 million in organic loan growth and $2.1 million in PPP loan decline during the quarter.
Non-performing loans to total loans was 0.51% and 0.42% at March 31, 2023 and December 31, 2022, respectively. Non-performing assets to total assets was 0.33% and 0.27% at March 31, 2023 and December 31, 2022, respectively. Net charge-offs were $3.7 million and $4.5 million for the three months ended March 31, 2023 and December 31, 2022, respectively.
Non-performing loans at March 31, 2023 were $11.2 million, $20.0 million, $26.9 million, $390,000, $2.1 million and $13.4 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $74.0 million. Non-performing assets at March 31, 2023 were $11.2 million, $20.2 million, $27.2 million, $390,000, $2.1 million and $13.4 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $74.5 million.

The Company’s allowance for credit losses on loans was $287.2 million at March 31, 2023, or 2.00% of total loans, compared to the allowance for credit losses on loans of $289.7 million, or 2.01% of total loans, at December 31, 2022. As of March 31, 2023 and December 31, 2022, the Company’s allowance for credit losses on loans was 388.23% and 475.99% of its total non-performing loans, respectively.
Stockholders’ equity was $3.63 billion at March 31, 2023, compared to $3.53 billion at December 31, 2022, an increase of approximately $104.5 million. The increase in stockholders’ equity is primarily associated with the $66.3 million increase in retained earnings and the $49.2 million decrease in accumulated other comprehensive loss, which were partially offset by $13.5 million in stock repurchases. Book value per common share was $17.87 at March 31, 2023, compared to $17.33 at December 31, 2022. Tangible book value per common share (non-GAAP) was $10.71(1) at March 31, 2023, compared to $10.17(1) at December 31, 2022.
Office Loan Portfolio Detail

The following charts and graphs provide additional information related to our loan portfolio secured by commercial office space, which represents an aggregate outstanding principal balance of $1.03 billion, or 7.1% of our total loans receivable as of December 31, 2022.

Centennial Bank Office Portfolio Geography

*Loans over $500,000 outstanding

Majority located in community bank footprint

$ Outstanding as of 12/31/22

13 states
$87MM (9%)
Missouri
$31MM (3%)
Pennsylvania
$37MM (4%)
New York
$51MM (5%)
California
$75MM (7%)
Arkansas
$91MM (9%)
Oklahoma
$136MM (13%)
Texas
$255MM (25%)
Florida
$256MM (25%)

- 145 Loans over $500,000 (92%), with the largest loan at $93 million, and only 20 Loans Over $10MM
- Overall balance of $1.019 billion over 12.8MM SF, averaging $80/Sf
- Not included in this presentation are 166 Loans under $500,000 for a total of $9 million (8%) with an average outstanding of $54 thousand
- Low Leverage with Significant Equity
  - *Weighted Average Loan to Value – 54%*
  - *Weighted Average Occupancy – 88%*
- Florida Geographic Disbursement:
  - *68% Miami-Dade (Miami) – 10 loans*
  - *13% Broward County*
- Texas Geographic Disbursement:
  - *77% Dallas County*
  - *9% Tarrant County*
  - *4% Collin County*
- There are 6 total Criticized loans for $45MM
  - *Class A-1 Loan $14MM (Texas)*
  - *Class B-3 Loans $21MM (SFL & Texas)*
  - *Class C-2 Loans $10MM (SEFL & Texas)*

Centennial Bank Office Portfolio Stratifications

*Loans over $500,000 Outstanding

Property Size	#	Outstanding ($MM)	$/SF
Less than 20,000 SF	73	$122	$153
20,000-50,000 SF	31	$131	$117
50,000-100,000 SF	19	$157	$111
Over 100,000 SF	22	$609	$65
TOTALS	145	$1,019	$80

- While class is a largely subjective measure, nearly two-thirds of the portfolio is Class A.
- Location is primarily CBD (67%), followed by Suburban locations (33%).
- A large majority of our space is Low rise (considered to be 1-3 floors).
- Property size is on both ends of the scale with over 50% in number below 20,000 SF, but in $ outstanding, nearly 60% was above 100,000 SF. This is largely multiple building properties, rather than large single buildings, as noted by the low number of High Rise properties.

Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 63 branches in Texas, 5 branches in Alabama and one branch in New York City.

Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, April 20, 2023. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/775702912. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login?show=a2c2eedd&confId=48539. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 716837. A replay of the call will be available by calling 1-866-813-9403, Passcode: 964704, which will be available until April 27, 2023, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; disruptions, uncertainties and related effects on our business and operations that may result from any future outbreaks of the COVID-19 pandemic, including the impact on, among other things, credit quality and liquidity; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
ASSETS
Cash and due from banks	$250,841	$263,893	$268,929	$287,451	$173,134
Interest-bearing deposits with other banks	437,213	460,897	1,311,492	2,528,925	3,446,324
Cash and cash equivalents	688,054	724,790	1,580,421	2,816,376	3,619,458
Federal funds sold	—	—	2,700	—	—
Investment securities - available-for sale, net of allowance for credit losses	3,772,138	4,041,590	4,085,102	3,791,509	2,957,322
Investment securities - held-to-maturity, net of allowance for credit losses	1,286,373	1,287,705	1,251,007	1,366,781	499,265
Total investment securities	5,058,511	5,329,295	5,336,109	5,158,290	3,456,587
Loans receivable	14,386,634	14,409,480	13,829,311	13,923,873	10,052,714
Allowance for credit losses	(287,169)	(289,669)	(289,203)	(294,267)	(234,768)
Loans receivable, net	14,099,465	14,119,811	13,540,108	13,629,606	9,817,946
Bank premises and equipment, net	402,094	405,073	411,479	415,056	274,503
Foreclosed assets held for sale	425	546	365	373	1,144
Cash value of life insurance	214,792	213,693	212,619	211,811	105,623
Accrued interest receivable	102,740	103,199	88,671	80,274	46,934
Deferred tax asset, net	193,334	209,321	228,979	208,585	116,605
Goodwill	1,398,253	1,398,253	1,394,353	1,398,400	973,025
Core deposit intangible	55,978	58,455	60,932	63,410	23,624
Other assets	304,609	321,152	300,634	270,987	182,546
Total assets	$22,518,255	$22,883,588	$23,157,370	$24,253,168	$18,617,995
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,945,729	$5,164,997	$5,540,539	$6,036,583	$4,311,400
Savings and interest-bearing transaction accounts	11,392,566	11,730,552	11,968,519	12,424,192	9,461,393
Time deposits	1,107,171	1,043,234	1,033,266	1,119,297	808,141
Total deposits	17,445,466	17,938,783	18,542,324	19,580,072	14,580,934
Securities sold under agreements to repurchase	138,742	131,146	121,555	118,573	151,151
FHLB and other borrowed funds	650,000	650,000	400,000	400,000	400,000
Accrued interest payable and other liabilities	212,887	196,877	192,908	197,503	131,339
Subordinated debentures	440,275	440,420	440,568	458,455	667,868
Total liabilities	18,887,370	19,357,226	19,697,355	20,754,603	15,931,292
Stockholders' equity
Common stock	2,032	2,034	2,042	2,053	1,638
Capital surplus	2,375,754	2,386,699	2,404,388	2,426,271	1,485,524
Retained earnings	1,509,400	1,443,087	1,361,040	1,286,146	1,304,098
Accumulated other comprehensive loss	(256,301)	(305,458)	(307,455)	(215,905)	(104,557)
Total stockholders' equity	3,630,885	3,526,362	3,460,015	3,498,565	2,686,703
Total liabilities and stockholders' equity	$22,518,255	$22,883,588	$23,157,370	$24,253,168	$18,617,995

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
(In thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Mar 31, 2023	Mar 31, 2022
Interest income:
Loans	$236,997	$221,280	$195,841	$181,779	$129,442	$236,997	$129,442
Investment securities
Taxable	35,288	33,639	28,273	20,941	9,080	35,288	9,080
Tax-exempt	7,963	7,855	8,069	7,725	4,707	7,963	4,707
Deposits - other banks	4,685	10,109	10,763	6,565	1,673	4,685	1,673
Federal funds sold	6	12	9	3	1	6	1
Total interest income	284,939	272,895	242,955	217,013	144,903	284,939	144,903
Interest expense:
Interest on deposits	59,162	47,019	23,347	10,729	4,894	59,162	4,894
Federal funds purchased	—	—	—	2	—	—	—
FHLB borrowed funds	6,190	5,388	1,917	1,896	1,875	6,190	1,875
Securities sold under agreements to repurchase	868	701	434	187	108	868	108
Subordinated debentures	4,124	4,121	4,153	5,441	6,878	4,124	6,878
Total interest expense	70,344	57,229	29,851	18,255	13,755	70,344	13,755
Net interest income	214,595	215,666	213,104	198,758	131,148	214,595	131,148
Provision for credit losses on loans	1,200	5,000	—	45,170	—	1,200	—
Provision for credit losses on unfunded commitments	—	—	—	11,410	—	—	—
Provision for credit losses on investment securities	—	—	—	2,005	—	—	—
Total credit loss expense	1,200	5,000	—	58,585	—	1,200	—
Net interest income after credit loss expense	213,395	210,666	213,104	140,173	131,148	213,395	131,148
Non-interest income:
Service charges on deposit accounts	9,842	10,134	10,756	10,084	6,140	9,842	6,140
Other service charges and fees	11,875	10,363	13,951	12,541	7,733	11,875	7,733
Trust fees	4,864	3,981	3,980	4,320	574	4,864	574
Mortgage lending income	2,571	3,566	4,179	5,996	3,916	2,571	3,916
Insurance commissions	526	453	601	658	480	526	480
Increase in cash value of life insurance	1,104	1,079	1,089	1,140	492	1,104	492
Dividends from FHLB, FRB, FNBB & other	2,794	2,814	1,741	3,945	698	2,794	698
Gain on SBA loans	139	30	58	—	95	139	95
Gain (loss) on branches, equipment and other assets, net	7	10	(13)	2	16	7	16
Gain on OREO, net	—	13	—	9	478	—	478
Fair value adjustment for marketable securities	(11,408)	1,032	(2,628)	(1,801)	2,125	(11,408)	2,125
Other income	11,850	23,185	9,487	7,687	7,922	11,850	7,922
Total non-interest income	34,164	56,660	43,201	44,581	30,669	34,164	30,669
Non-interest expense:
Salaries and employee benefits	64,490	64,249	65,290	65,795	43,551	64,490	43,551
Occupancy and equipment	14,952	14,884	15,133	14,256	9,144	14,952	9,144
Data processing expense	8,968	9,062	8,747	10,094	7,039	8,968	7,039
Merger and acquisition expenses	—	—	—	48,731	863	—	863
Other operating expenses	26,234	30,708	25,176	26,606	16,299	26,234	16,299
Total non-interest expense	114,644	118,903	114,346	165,482	76,896	114,644	76,896
Income before income taxes	132,915	148,423	141,959	19,272	84,921	132,915	84,921
Income tax expense	29,953	32,736	33,254	3,294	20,029	29,953	20,029
Net income	$102,962	$115,687	$108,705	$15,978	$64,892	$102,962	$64,892

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands, except per share data)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Mar 31, 2023	Mar 31, 2022
PER SHARE DATA

Diluted earnings per common share	$0.51	$0.57	$0.53	$0.08	$0.40	$0.51	$0.40
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.54	0.53	0.54	0.47	0.37	0.54	0.37
Basic earnings per common share	0.51	0.57	0.53	0.08	0.40	0.51	0.40
Dividends per share - common	0.180	0.165	0.165	0.165	0.165	0.18	0.165
Book value per common share	17.87	17.33	16.94	17.04	16.41	17.87	16.41
Tangible book value per common share (non-GAAP)(1)	10.71	10.17	9.82	9.92	10.32	10.71	10.32

STOCK INFORMATION

Average common shares outstanding	203,456	203,924	204,829	205,683	163,787	203,456	163,787
Average diluted shares outstanding	203,625	204,179	205,135	206,015	164,196	203,625	164,196
End of period common shares outstanding	203,168	203,434	204,219	205,291	163,758	203,168	163,758

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.84%	1.98%	1.81%	0.26%	1.43%	1.84%	1.43%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.95	1.84	1.83	1.57	1.36	1.95	1.36
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.00	2.15	1.97	0.31	1.54	2.00	1.54
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	2.12	2.00	1.99	1.70	1.46	2.12	1.46
Return on average common equity (ROE)	11.70	13.29	12.25	1.78	9.58	11.70	9.58
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	12.38	12.35	12.39	10.83	9.09	12.38	9.09
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	19.75	22.96	20.93	2.96	15.03	19.75	15.03
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	20.90	21.33	21.16	17.94	14.26	20.90	14.26
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	20.11	23.33	21.29	3.30	15.28	20.11	15.28
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	21.26	21.70	21.52	18.29	14.50	21.26	14.50
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Mar 31, 2023	Mar 31, 2022
Efficiency ratio	44.80%	42.44%	43.24%	66.31%	46.15%	44.80%	46.15%
Efficiency ratio, as adjusted (non-GAAP)(1)	43.42	43.07	42.97	46.02	47.33	43.42	47.33
Net interest margin - FTE (NIM)	4.37	4.21	4.05	3.64	3.21	4.37	3.21
Fully taxable equivalent adjustment	$1,628	$2,017	$2,437	$2,471	$1,738	$1,628	$1,738
Total revenue (net)	248,759	272,326	256,305	243,339	161,817	248,759	161,817
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	134,115	153,423	141,959	77,857	84,921	134,115	84,921
PPNR, as adjusted (non-GAAP)(1)	142,062	142,567	143,522	126,683	80,371	142,062	80,371
Pre-tax net income to total revenue (net)	53.43%	54.50%	55.39%	7.92%	52.48%	53.43%	52.48%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	56.63	50.52	56.00	52.06	49.67	56.63	49.67
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	53.91	56.34	55.39	32.00	52.48	53.91	52.48
P5NR, as adjusted (non-GAAP)(1)	57.11	52.35	56.00	52.06	49.67	57.11	49.67
Total purchase accounting accretion	$3,172	$3,497	$4,578	$5,177	$3,089	$3,172	$3,089
Average purchase accounting loan discounts	35,482	38,552	42,050	46,258	25,359	35,482	25,359

OTHER OPERATING EXPENSES

Hurricane expense	$—	$176	$—	$—	$—	$—	$—
Advertising	2,231	2,567	2,024	2,117	1,266	2,231	1,266
Amortization of intangibles	2,477	2,478	2,477	2,477	1,421	2,477	1,421
Electronic banking expense	3,330	3,914	3,828	3,352	2,538	3,330	2,538
Directors' fees	460	358	354	375	404	460	404
Due from bank service charges	273	273	316	396	270	273	270
FDIC and state assessment	3,500	2,224	2,146	2,390	1,668	3,500	1,668
Insurance	889	1,003	959	973	770	889	770
Legal and accounting	1,088	5,962	1,581	1,061	797	1,088	797
Other professional fees	2,284	2,552	2,466	2,254	1,609	2,284	1,609
Operating supplies	738	690	681	995	754	738	754
Postage	501	602	614	556	306	501	306
Telephone	528	576	593	384	337	528	337
Other expense	7,935	7,333	7,137	9,276	4,159	7,935	4,159
Total other operating expenses	$26,234	$30,708	$25,176	$26,606	$16,299	$26,234	$16,299
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
BALANCE SHEET RATIOS
Total loans to total deposits	82.47%	80.33%	74.58%	71.11%	68.94%
Common equity to assets	16.12	15.41	14.94	14.43	14.43
Tangible common equity to tangible assets (non-GAAP)(1)	10.33	9.66	9.24	8.94	9.59
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,524,125	$5,632,063	$5,156,438	$5,092,539	$3,810,383
Construction/land development	2,160,514	2,135,266	2,232,906	2,595,384	1,856,096
Agricultural	342,814	346,811	330,748	329,106	142,920
Residential real estate loans
Residential 1-4 family	1,748,231	1,748,551	1,704,850	1,708,221	1,223,890
Multifamily residential	637,633	578,052	525,110	389,633	248,650
Total real estate	10,413,317	10,440,743	9,950,052	10,114,883	7,281,939
Consumer	1,173,325	1,149,896	1,120,250	1,106,343	1,059,342
Commercial and industrial	2,368,428	2,349,263	2,268,750	2,187,771	1,510,205
Agricultural	250,851	285,235	313,693	324,630	48,095
Other	180,713	184,343	176,566	190,246	153,133
Loans receivable	$14,386,634	$14,409,480	$13,829,311	$13,923,873	$10,052,714
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$289,669	$289,203	$294,267	$234,768	$236,714
Allowance for credit losses on PCD loans - Happy acquisition	—	—	—	16,816	—
Loans charged off	4,288	5,379	6,313	3,265	2,310
Recoveries of loans previously charged off	588	845	1,249	778	364
Net loans charged off	3,700	4,534	5,064	2,487	1,946
Provision for credit losses - Happy acquisition	—	—	—	45,170	—
Provision for credit losses - loans	1,200	5,000	—	—	—
Balance, end of period	$287,169	$289,669	$289,203	$294,267	$234,768
Net charge-offs to average total loans	0.10%	0.13%	0.15%	0.07%	0.08%
Allowance for credit losses to total loans	2.00	2.01	2.09	2.11	2.34
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$65,401	$51,011	$56,796	$44,170	$44,629
Loans past due 90 days or more	8,567	9,845	4,898	16,432	46
Total non-performing loans	73,968	60,856	61,694	60,602	44,675
Other non-performing assets
Foreclosed assets held for sale, net	425	546	365	373	1,144
Other non-performing assets	74	74	104	104	—
Total other non-performing assets	499	620	469	477	1,144
Total non-performing assets	$74,467	$61,476	$62,163	$61,079	$45,819
Allowance for credit losses for loans to non-performing loans	388.23%	475.99%	468.77%	485.57%	525.50%
Non-performing loans to total loans	0.51	0.42	0.45	0.44	0.44
Non-performing assets to total assets	0.33	0.27	0.27	0.25	0.25
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$426,051	$4,685	4.46%	$1,094,144	$10,109	3.67%
Federal funds sold	474	6	5.13	1,300	12	3.66
Investment securities - taxable	3,867,737	35,288	3.70	4,002,678	33,639	3.33
Investment securities - non-taxable - FTE	1,289,564	9,482	2.98	1,294,096	9,653	2.96
Loans receivable - FTE	14,474,072	237,106	6.64	14,109,329	221,499	6.23
Total interest-earning assets	20,057,898	286,567	5.79	20,501,547	274,912	5.32
Non-earning assets	2,637,957			2,685,458
Total assets	$22,695,855			$23,187,005
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,579,329	$54,857	1.92%	$11,818,158	$45,029	1.51%
Time deposits	1,072,094	4,305	1.63	1,027,765	1,990	0.77
Total interest-bearing deposits	12,651,423	59,162	1.90	12,845,923	47,019	1.45
Securities sold under agreement to repurchase	134,934	868	2.61	128,798	701	2.16
FHLB borrowed funds	651,111	6,190	3.86	692,935	5,388	3.08
Subordinated debentures	440,346	4,124	3.80	440,492	4,121	3.71
Total interest-bearing liabilities	13,877,814	70,344	2.06	14,108,148	57,229	1.61
Non-interest bearing liabilities
Non-interest bearing deposits	5,043,219			5,423,821
Other liabilities	205,230			201,031
Total liabilities	19,126,263			19,733,000
Shareholders' equity	3,569,592			3,454,005
Total liabilities and shareholders' equity	$22,695,855			$23,187,005
Net interest spread			3.73%			3.71%
Net interest income and margin - FTE		$216,223	4.37		$217,683	4.21

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2023			March 31, 2022
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$426,051	$4,685	4.46%	$3,497,894	$1,673	0.19%
Federal funds sold	474	6	5.13	1,751	1	0.23
Investment securities - taxable	3,867,737	35,288	3.70	2,486,401	9,080	1.48
Investment securities - non-taxable - FTE	1,289,564	9,482	2.98	850,722	6,284	3.00
Loans receivable - FTE	14,474,072	237,106	6.64	9,937,993	129,603	5.29
Total interest-earning assets	20,057,898	286,567	5.79	16,774,761	146,641	3.55
Non-earning assets	2,637,957			1,618,314
Total assets	$22,695,855			$18,393,075
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,579,329	$54,857	1.92%	$9,363,793	$3,873	0.17%
Time deposits	1,072,094	4,305	1.63	854,593	1,021	0.48
Total interest-bearing deposits	12,651,423	59,162	1.90	10,218,386	4,894	0.19
Securities sold under agreement to repurchase	134,934	868	2.61	137,565	108	0.32
FHLB borrowed funds	651,111	6,190	3.86	400,000	1,875	1.90
Subordinated debentures	440,346	4,124	3.80	611,888	6,878	4.56
Total interest-bearing liabilities	13,877,814	70,344	2.06	11,367,839	13,755	0.49
Non-interest bearing liabilities
Non-interest bearing deposits	5,043,219			4,155,894
Other liabilities	205,230			121,362
Total liabilities	19,126,263			15,645,095
Shareholders' equity	3,569,592			2,747,980
Total liabilities and shareholders' equity	$22,695,855			$18,393,075
Net interest spread			3.73%			3.06%
Net interest income and margin - FTE		$216,223	4.37		$132,886	3.21

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands, except per share data)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Mar 31, 2023	Mar 31, 2022
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$102,962	$115,687	$108,705	$15,978	$64,892	$102,962	$64,892
Pre-tax adjustments
Merger and acquisition expenses	—	—	—	48,731	863	—	863
Initial provision for credit losses - acquisition	—	—	—	58,585	—	—	—
Fair value adjustment for marketable securities	11,408	(1,032)	2,628	1,801	(2,125)	11,408	(2,125)
Special dividend from equity investment	—	—	—	(1,434)	—	—	—
TRUPS redemption fees	—	—	—	2,081	—	—	—
Special lawsuit settlement, net of expense	—	(10,000)	—	—	—	—	—
Recoveries on historic losses	(3,461)	—	(1,065)	(2,353)	(3,288)	(3,461)	(3,288)
Hurricane expense	—	176	—	—	—	—	—
Total pre-tax adjustments	7,947	(10,856)	1,563	107,411	(4,550)	7,947	(4,550)
Tax-effect of adjustments	1,961	(2,679)	393	26,396	(1,220)	1,961	(1,220)
Total adjustments after-tax (B)	5,986	(8,177)	1,170	81,015	(3,330)	5,986	(3,330)
Earnings, as adjusted (C)	$108,948	$107,510	$109,875	$96,993	$61,562	$108,948	$61,562

Average diluted shares outstanding (D)	203,625	204,179	205,135	206,015	164,196	203,625	164,196

GAAP diluted earnings per share: (A/D)	$0.51	$0.57	$0.53	$0.08	$0.40	$0.51	$0.40
Adjustments after-tax: (B/D)	0.03	(0.04)	0.01	0.39	(0.03)	0.03	(0.03)
Diluted earnings per common share, as adjusted: (C/D)	$0.54	$0.53	$0.54	$0.47	$0.37	$0.54	$0.37
ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.84%	1.98%	1.81%	0.26%	1.43%	1.84%	1.43%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.95	1.84	1.83	1.57	1.36	1.95	1.36
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.00	2.15	1.97	0.31	1.54	2.00	1.54
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	2.12	2.00	1.99	1.70	1.46	2.12	1.46

GAAP net income available to common shareholders (A)	$102,962	$115,687	$108,705	$15,978	$64,892	$102,962	$64,892
Amortization of intangibles (B)	2,477	2,478	2,477	2,477	1,421	2,477	1,421
Amortization of intangibles after-tax (C)	1,866	1,867	1,854	1,854	1,049	1,866	1,049
Adjustments after-tax (D)	5,986	(8,177)	1,170	81,015	(3,330)	5,986	(3,330)
Average assets (E)	22,695,855	23,187,005	23,778,769	24,788,365	18,393,075	22,695,855	18,393,075
Average goodwill & core deposit intangible (F)	1,455,423	1,454,639	1,459,034	1,423,466	997,338	1,455,423	997,338

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Mar 31, 2023	Mar 31, 2022
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	11.70%	13.29%	12.25%	1.78%	9.58%	11.70%	9.58%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	12.38	12.35	12.39	10.83	9.09	12.38	9.09
Return on average tangible common equity: (A/(D-E))	19.75	22.96	20.93	2.96	15.03	19.75	15.03
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	20.90	21.33	21.16	17.94	14.26	20.90	14.26
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	20.11	23.33	21.29	3.30	15.28	20.11	15.28
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	21.26	21.70	21.52	18.29	14.50	21.26	14.50

GAAP net income available to common shareholders (A)	$102,962	$115,687	$108,705	$15,978	$64,892	$102,962	$64,892
Earnings excluding intangible amortization (B)	104,828	117,554	110,559	17,832	65,941	104,828	65,941
Adjustments after-tax (C)	5,986	(8,177)	1,170	81,015	(3,330)	5,986	(3,330)
Average common equity (D)	3,569,592	3,454,005	3,519,296	3,591,758	2,747,980	3,569,592	2,747,980
Average goodwill & core deposits intangible (E)	1,455,423	1,454,639	1,459,034	1,423,466	997,338	1,455,423	997,338
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-H)/(B+C+E))	44.80%	42.44%	43.24%	66.31%	46.15%	44.80%	46.15%
Efficiency ratio, as adjusted: ((D-H-J)/(B+C+E-I))	43.42	43.07	42.97	46.02	47.33	43.42	47.33
Pre-tax net income to total revenue (net) (A/(B+C))	53.43	54.50	55.39	7.92	52.48	53.43	52.48
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	56.63	50.52	56.00	52.06	49.67	56.63	49.67
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$134,115	$153,423	$141,959	$77,857	$84,921	$134,115	$84,921
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F-G)	142,062	142,567	143,522	126,683	80,371	142,062	80,371
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	53.91%	56.34%	55.39%	32.00%	52.48%	53.91%	52.48%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	57.11	52.35	56.00	52.06	49.67	57.11	49.67

Pre-tax net income (A)	$132,915	$148,423	$141,959	$19,272	$84,921	$132,915	$84,921
Net interest income (B)	214,595	215,666	213,104	198,758	131,148	214,595	131,148
Non-interest income (C)	34,164	56,660	43,201	44,581	30,669	34,164	30,669
Non-interest expense (D)	114,644	118,903	114,346	165,482	76,896	114,644	76,896
Fully taxable equivalent adjustment (E)	1,628	2,017	2,437	2,471	1,738	1,628	1,738
Total pre-tax adjustments (F)	7,947	(10,856)	1,563	107,411	(4,550)	7,947	(4,550)
Initial provision for credit losses - acquisition (G)	—	—	—	58,585	—	—	—
Amortization of intangibles (H)	2,477	2,478	2,477	2,477	1,421	2,477	1,421
Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$(11,408)	$1,032	$(2,628)	$(1,801)	$2,125	$(11,408)	$2,125
Gain on OREO	—	13	—	9	478	—	478
Gain (loss) on branches, equipment and other assets, net	7	10	(13)	2	16	7	16
Special dividend from equity investment	—	—	—	1,434	—	—	—
Lawsuit settlement - special lawsuit	—	15,000	—	—	—	—	—
Recoveries on historic losses	3,461	—	1,065	2,353	3,288	3,461	3,288
Total non-interest income adjustments (I)	$(7,940)	$16,055	$(1,576)	$1,997	$5,907	$(7,940)	$5,907
Non-interest expense:
Merger and acquisition expenses	—	—	—	48,731	863	—	863
Hurricane expense	—	176	—	—	—	—	—
Legal expense - special lawsuit	—	5,000	—	—	—	—	—
TRUPS redemption fees	—	—	—	2,081	—	—	—
Total non-interest expense adjustments (J)	$—	$5,176	$—	$50,812	$863	$—	$863

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$17.87	$17.33	$16.94	$17.04	$16.41
Tangible book value per common share: ((A-C-D)/B)	10.71	10.17	9.82	9.92	10.32

Total stockholders' equity (A)	$3,630,885	$3,526,362	$3,460,015	$3,498,565	$2,686,703
End of period common shares outstanding (B)	203,168	203,434	204,219	205,291	163,758
Goodwill (C)	1,398,253	1,398,253	1,394,353	1,398,400	973,025
Core deposit and other intangibles (D)	55,978	58,455	60,932	63,410	23,624
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	16.12%	15.41%	14.94%	14.43%	14.43%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	10.33	9.66	9.24	8.94	9.59

Total assets (A)	$22,518,255	$22,883,588	$23,157,370	$24,253,168	$18,617,995
Total stockholders' equity (B)	3,630,885	3,526,362	3,460,015	3,498,565	2,686,703
Goodwill (C)	1,398,253	1,398,253	1,394,353	1,398,400	973,025
Core deposit and other intangibles (D)	55,978	58,455	60,932	63,410	23,624